Exhibit 99.1

NEWS    From:

STEWART INFORMATION SERVICES CORPORATION
P.O. Box 2029, Houston, Texas 77252-2029
www.stewart.com
Contact: Nat Otis	David Hisey
Director-Investor Relations	CFO
(713) 625-8360	(713) 625-8043

STEWART INFORMATION SERVICES CORPORATION

ANNOUNCES CASH DIVIDEND

HOUSTON (August 31, 2020) - Stewart Information Services Corporation (NYSE:STC) today announced that its Board of Directors declared a cash dividend of $0.30 per share for the third quarter 2020, payable September 30, 2020, to common stockholders of record on September 15, 2020.

About Stewart

Stewart Information Services Corporation (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage industry, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we believe in building strong relationships – and these partnerships are the cornerstone of every closing, every transaction and every deal. Stewart. Real partners. Real possibilities.™ More information can be found at http://www.stewart.com, subscribe to the Stewart blog at http://blog.stewart.com or follow Stewart on Twitter® @stewarttitleco.

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